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                                                                 EXHIBIT (4i)



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                                                        KEYPORT
                                                        LIFE INSURANCE COMPANY

                                                        A STOCK COMPANY

This Certificate describes the benefits and provisions of the Group Contract. The Group Contract, as issued to the Group Contract Owner by Us with any riders or endorsements, alone makes up the agreement under which benefits are paid. The Group Contract may be inspected at the office of the Group Contract Owner. In consideration of any application for this Certificate and the payment of purchase payments, We agree, subject to the terms and conditions of the Group Contract, to provide the benefits described in this Certificate to the Certificate Owner.

If this Certificate is In Force on the Income Date, We will begin making income payments to the Annuitant. We will make such payments according to the terms of the Certificate and Group Contract.

RIGHT TO EXAMINE CERTIFICATE: You may return this Certificate to Us or the agent through whom You purchased it within 10 days after You receive it. If so returned, We will treat the Certificate as though it were never issued. Upon receipt We will promptly refund the Certificate Value as of the date the returned Certificate is received by Us plus any charges We may have previously deducted.

                        READ THIS CERTIFICATE CAREFULLY.

SecretaryPresident


                          VARIABLE ANNUITY CERTIFICATE
                           FLEXIBLE PURCHASE PAYMENTS
                            DEFERRED INCOME PAYMENTS
                        NONPARTICIPATING -- NO DIVIDENDS

           ANNUITY PAYMENTS AND OTHER VALUES, WHEN BASED ON THE

             INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE

            VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
                THIS IS EXPLAINED FURTHER ON PAGES 11 AND 18.

                                 TABLE OF CONTENTS


                                                                            Page

Right to Examine Certificate
                                                                              1
Definitions
                                                                              2
Certificate Schedule
                                                                              3A
General Provisions
                                                                              5
Variable Account Provisions
                                                                              10
Transfers
                                                                              13
Partial Withdrawals and Total Surrender
                                                                              14
Death Provisions
                                                                              15
Annuity Provisions
                                                                              16
Endorsements (if any) are before page
                                                                              22

                                   DEFINITIONS

ACCUMULATION PERIOD: The period prior to the Income Date during which Purchase Payments may be made by a Certificate Owner.

ACCUMULATION UNIT: An accounting unit used to calculate a Certificate Owner's interest in a Sub-account of the Variable Account during the Accumulation Period.

ADJUSTED  CERTIFICATE  VALUE:    The  Certificate  Value less any applicable
taxes relating to a Certificate  and  Certificate  Maintenance  Charge.
This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

DVA(1)/CERT
                                                                             2
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ANNUITANT:  The natural person on whose life Annuity Payments are based, and to whom any Annuity Payments will be made starting on the Income Date.

ANNUITY OPTIONS:  Options available for Annuity Payments.

ANNUITY  PAYMENTS:    The series of payments made to the Annuitant, starting
on the Income Date, under the Annuity Option selected.

ANNUITY PERIOD: The period after the Income Date during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit used to calculate Variable Annuity Payments during the Annuity Period.

BENEFICIARY: The person(s) or entity(ies) who controls the Certificate if any Certificate Owner dies before the Income Date.

                            (Definitions continue on page 4)

                             KEYPORT LIFE INSURANCE COMPANY
                            125 HIGH STREET, BOSTON, MA 02110

                                   CERTIFICATE SCHEDULE


GROUP CONTRACT OWNER                Keyport Insurance Trust
GROUP CONTRACT NUMBER               DVA002
CERTIFICATE NUMBER                  123455
CERTIFICATE OWNER                   John Q. Public
JOINT CERTIFICATE OWNER             Jane Q. Public
CERTIFICATE OWNER DOB               January 1, 1940
JOINT CERTIFICATE OWNER DOB         February 29, 1940
ANNUITANT                           Thomas Doe
ANNUITANT DOB                       November 22, 1960
COVERED PERSON(S)                   Certificate Owner, Joint Certificate
                                    Owner, Annuitant
CERTIFICATE DATE                    November 1, 1995
INCOME DATE                         November 1, 2010
INITIAL PURCHASE PAYMENT            $10,000
MINIMUM INITIAL PAYMENT             $5,000
MINIMUM ADDITIONAL PAYMENT          $1,000


CHARGES

DVA(1)/CERT

                                                                              3

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DISTRIBUTION CHARGE: We deduct 0.000411% of the assets in each Variable
Account Sub-Account on a daily basis (equivalent to an annual rate of 0.15%) to compensate Us for a portion of Our distribution costs.

ADMINISTRATIVE CHARGE:  None.

MORTALITY AND EXPENSE RISK CHARGE: We deduct 0.003403% of the assets in each Variable Account Sub-account on a daily basis (equivalent to an annual rate of 1.25%) for Our mortality and expense risks.

CERTIFICATE  MAINTENANCE  CHARGE:  We  charge  $36 to cover a portion of Our
ongoing Certificate maintenance  expenses.    The charge is incurred at the
beginning of the Certificate Year and is deducted on each Certificate Anniversary and at the time of total surrender.

TRANSFER CHARGE: Currently none, however, We reserve the right to charge $25 for a transfer if You make more than 12 transfers per Certificate Year.

SURRENDER CHARGE: At the time of each partial withdrawal or at total surrender a contingent deferred sales charge is imposed as a percentage of each Purchase Payment during the seven years after the date of its payment, as follows:

   Year 1     Year 2     Year 3     Year 4      Year 5     Year 6     Year 7

     7%         6%         5%         4%          3%         2%         1%

Thereafter 0%.

INITIAL PURCHASE PAYMENT ALLOCATION

Currently, Certificate Owners can select 17 Sub-accounts and the Fixed Account. We reserve the right to increase or decrease the number of available Sub-accounts. The minimum You may allocate to any Sub-account or the Fixed Account is 10% of any Purchase Payment. Your initial Purchase Payment has been invested as follows:

            Alger Growth                                    x%
            Alger Small Cap                                 x%
            Alliance Global Bond                            x%
            Alliance Premier Growth                         x%
            Colonial Growth & Income                              x%
            Colonial Int'l Fund for Growth                  x%
            Colonial Strategic Income                             x%
            Colonial U.S. Fund for Growth                   x%
            Colonial Utilities                              x%

DVA(1)/CERT
                                                                    Page 3A

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            MFS Emerging Growth                             x%
            MFS Research                                    x%
            Newport Tiger                                   x%
            SteinRoe Cap Appreciation                             x%
            SteinRoe Cash Income                            x%
            SteinRoe Managed Assets                               x%
            SteinRoe Managed Growth Stock                         x%
            SteinRoe Mortgage Sec Income                    x%

            Fixed Account - 1 Year                          x%
            Fixed Account - 3 Years                         x%
            Fixed Account - 5 Years                         x%
            Fixed Account - 7 Years                         x%

TRANSFER GUIDELINES

NUMBER OF TRANSFERS AND TRANSFER CHARGE: Currently, Certificate Owners are permitted unlimited transfers per Certificate Year during the Accumulation Period and unlimited transfers every 12 months during the Annuity Period. We reserve the right to change, upon notice, the frequency of transfers You can make. We also reserve the right to impose a charge for any transfer in
excess of  12  per  Certificate  Year.    The  transfer  charge  is shown in
the Charges section of the Schedule.

MINIMUM AMOUNT TO BE TRANSFERRED: None.
  MINIMUM AMOUNT WHICH MUST REMAIN IN A SUB-ACCOUNT AFTER TRANSFER: None.

PARTIAL WITHDRAWALS

You may make partial withdrawals during the Accumulation Period without incurring a surrender charge, as follows:

            (1) In any Certificate Year You may withdraw an aggregate amount not to exceed, at the time of withdrawal:

                  (a)  the Certificate Value, less
                  (b) the portion of Your Purchase Payments not previously withdrawn; and

            (2)   In  any  Certificate  Year after the
                  first, You may also withdraw the positive difference, if any, between the amount withdrawn pursuant to (1) above in any such subsequent year and 10% of Your Certificate Value as of the preceding Certificate Anniversary.



DVA(1)/CERT                                                            PAGE 3B

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We  will  collect the surrender charge shown on the Schedule with respect to partial withdrawals in excess of the amounts described in (1) and (2) above.

MINIMUM WITHDRAWAL AMOUNT: $300, unless the withdrawal is made pursuant to Our systematic withdrawal program, in which case the minimum withdrawal is $100.

MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN AFTER A PARTIAL WITHDRAWAL:
$2,500.

DEATH BENEFITS

ADJUSTMENT OF CERTIFICATE VALUE
When We receive due proof of death of the Certificate Owner, any Joint Certificate Owner, or the Annuitant if the Certificate Owner is a non-natural Person, We will compare, as of the date of death, the Certificate Value to the Death Benefit amount defined in this Schedule. If the Certificate Value is less than the Death Benefit, We will increase the current Certificate Value by the amount of the difference. Any amount credited will be allocated to the Variable Account and/or the Fixed
Account based on the Purchase Payment allocation selection that is in effect when We receive due proof of death.

WAIVER OF SURRENDER CHARGES
If the Certificate is surrendered within 90 days of the date of death of the Certificate Owner, any Joint Certificate Owner, or the Annuitant if the Certificate Owner is a non-natural Person, any applicable surrender charges will not be deducted from the Certificate Withdrawal Value.

DEATH BENEFIT AMOUNT

CERTIFICATE ANNIVERSARY DEATH BENEFIT

On the Certificate Date, the Death Benefit is the initial Purchase Payment. On subsequent Valuation Dates, the Death Benefit is calculated as follows:

            (1)   (a)   Start with the Death Benefit from the Certificate Date;

                  (b)   Add  to  (a) any additional
                        Purchase Payments paid since the Certificate Date and subtract from (a) any partial withdrawals (including any associated surrender charge incurred) made since the Certificate Date;

            (2)   (a)   Determine  the  Certificate
                        Value for each Certificate Anniversary (the "Anniversary
                        Value")  before the 81st birthday of the Certificate
                        Owner or, if the Certificate Owner is a non-natural
                        Person, the Annuitant;

                   (b) Increase each "Anniversary Value" by any Purchase Payments made after that Value's Anniversary;


                   (c) Decrease each "Anniversary Value" by the following amount calculated at the time of each partial withdrawal made after that

DVA(1)/CERT                                                            PAGE 3C

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                        Value's Anniversary: (i) the  partial  withdrawal amount
                        (including any associated surrender charge incurred) divided by the Certificate Value immediately preceding the withdrawal, (ii) multiplied by the "Anniversary Value" immediately preceding the withdrawal;

                  (d) Select the highest "Anniversary Value" after the adjustments in (b) and (c) above;

            (3)   Set the Death Benefit equal to the greater of (1) and (2).

If there is a change of Certificate Owner, the new Certificate Owner's age will be used to determine the amount in (2) above.

THE VARIABLE SEPARATE ACCOUNT

SUB-ACCOUNTS INVESTING IN SHARES OF MUTUAL FUNDS

Variable Account A is a unit investment trust variable separate account, organized in and governed by the laws of the State of Rhode Island, Our state of domicile. Variable Account A is divided into Sub-accounts. Each Sub-account listed below invests in shares of the corresponding Portfolio of the Eligible Fund shown.

SUB-ACCOUNT                             ELIGIBLE FUND AND PORTFOLIO

                                  THE ALGER AMERICAN FUND

ALGER GROWTH                      Alger American Growth Portfolio - seeks
SUB-ACCOUNT                       long-term capital appreciation.

ALGER SMALL CAP                   Alger American Small Capitalization
SUB-ACCOUNT                       Portfolio - seeks long-term capital
                                  appreciation.

                                  ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

ALLIANCE GLOBAL BOND              Global Bond Portfolio - seeks a high level of
SUB-ACCOUNT                       return from a combination of current income
                                  and capital appreciation by investing in a globally diversified portfolio of high quality debt securities denominated in the U.S. Dollar and a range of foreign currencies.

ALLIANCE PREMIER GROWTH           Premier Growth Portfolio - seeks growth of
SUB-ACCOUNT                       capital rather than current income.


DVA(1)/CERT                                                            PAGE 3D

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                                  KEYPORT VARIABLE INVESTMENT TRUST

COLONIAL GROWTH & INCOME          Colonial-Keyport Growth and Income
SUB-ACCOUNT                       Fund - seeks primarily income and long-term
                                  capital growth and, secondarily, preservation of capital.

COLONIAL STRATEGIC INCOME         Colonial-Keyport Strategic Income Fund -
SUB-ACCOUNT                       seeks a high level of current income, as is
                                  consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and high yield, high risk corporate debt securities.

COLONIAL INT'L FUND FOR           Colonial-Keyport International Fund for Growth
-GROWTH SUB- ACCOUNT              seeks long-term capital growth, primarily in
by investing                      non-U.S. equity securities.

COLONIAL U.S. FUND FOR            Colonial-Keyport U.S. Fund for Growth
-GROWTH SUB-ACCOUNT               seeks growth exceeding over time the S&P
                                  500 Index (Standard & Poor's Corporation
                                  Composite Price Index) performance.

COLONIAL UTILITIES                Colonial-Keyport Utilities Fund - seeks
SUB-ACCOUNT                       primarily current income and, secondarily,
                                  long-term capital growth.

NEWPORT TIGER                     Newport-Keyport Tiger Fund - seeks long-
SUB-ACCOUNT                       term capital growth by investing in equity
primarily                         securities of companies located inthe four
                                  Tigers of Asia (Hong Kong, Singapore, South
                                  Korea and Taiwan) and the other mini-
                                  Tigers of East Asia (Malaysia, Thailand,
                                  Indonesia, China and the Philippines).



                                   MFS VARIABLE INSURANCE TRUST

DVA(1)/CERT                                                            PAGE 3E

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MFS EMERGING GROWTH                MFS Emerging Growth Series - seeks to provide
SUB-ACCOUNT                        long-term growth of capital.

MFS RESEARCH                       MFS Research Series - seeks to provide
SUB-ACCOUNT                        long-term growth of capital and future
                                   income.


                                   STEINROE VARIABLE INVESTMENT TRUST

STEINROE CAP APPRECIATION          Capital Appreciation Fund - seeks capital
SUB-ACCOUNT                        growth by investing primarily in common
                                   stocks, convertible secuities, and other securities selected for prospective capital growth.

STEINROE CASH INCOME               CASH INCOME FUND - seeks high current income
SUB-ACCOUNT                        from short-term money market instruments
("MONEY MARKET" SUB-ACCOUNT)       while emphasizing preservation of capital and
                                   maintaining excellent liquidity.

STEINROE MANAGED ASSETS            Managed Assets Fund - seeks high total
SUB-ACCOUNT                        investment return through investment in a
                                   changing mix of securities.

STEINROE MANAGED GROWTH            Managed Growth Stock Fund - seeks long-term
STOCK SUB-ACCOUNT                  growth of capital through investment
                                   primarily in common stocks.

STEINROE MORTGAGE SECURITIES       Mortgage Securities Income Fund - seeks
INCOME SUB-ACCOUNT                 highest possible level of current income
                                   consistent with safety of principal and
                                   maintenance of liquidity through investment primarily in mortgage-backed securities.

DVA(1)/CERT                                                            PAGE 3E

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SUB-ACCOUNTS INVESTING DIRECTLY IN SECURITIES - None.

THE FIXED ACCOUNT

The Fixed Account is part of Our General Account, which consists of all of Our assets except the assets of the Variable Account and the assets of other separate accounts that We maintain. Subject to applicable law, We have sole discretion over investments of the assets of the Fixed Account. If You allocate assets to the Fixed Account, Your accumulation values and annuity payments will have guaranteed minimums.

Before the Income Date, Your interest in the Fixed Account is measured by the Fixed Account Value. When annuity payments begin, the payee's interest in the Fixed Account is measured by the amount of each periodic payment.

Benefits from the Fixed Account will not be less than the minimum values required by any law of the jurisdiction where the Certificate is delivered.

Purchase Payments will be allocated to the Fixed Account in accordance with Your selection at the Certificate Date. You may change such selection by Written Request.

The Fixed Account Value at any time is equal to:

           (1) all Purchase Payments allocated to the Fixed Account plus the interest subsequently credited on those payments; plus
           (2) any Variable Account value transferred to the Fixed Account plus the interest subsequently credited on the transferred value; less
           (3)   any prior partial withdrawals from the Fixed Account;less
           (4)   any Fixed Account Value transferred to the Variable Account.

We will credit interest to Purchase Payments allocated to the Fixed Account at rates declared by Us for Guarantee Periods of one or more years from the month and day of allocation. The minimum Guaranteed Interest Rate is 3% per year.

DVA(1)/CERT                                                            PAGE 3F

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                           DEFINITIONS (CONTINUED)

CERTIFICATE:    The  document  issued  to  a  Certificate  Owner  to
evidence a Certificate Owner's participation under the Group Contract. The Certificate summarizes the benefits and provisions of the Group Contract.

CERTIFICATE ANNIVERSARY:  An anniversary of the Certificate Date.

CERTIFICATE DATE: The date a Certificate is issued to a Certificate Owner. The Certificate Date is shown on the Certificate Schedule.

CERTIFICATE OWNER: The person who owns a Certificate under the Group Contract. Any Joint Certificate Owners and the Certificate Owner own the Certificate equally with rights of survivorship.

CERTIFICATE  VALUE:    The  sum  of the Certificate Owner's interest in the
Sub-accounts of the Variable Account and the Fixed Account during the Accumulation Period.

CERTIFICATE YEAR: The first Certificate Year is the annual period which begins on the Certificate Date. Subsequent Certificate Years begin on each Certificate Anniversary.

ELIGIBLE FUND:  An investment entity shown on the Certificate Schedule.

FIXED ACCOUNT: The account We establish to support Fixed Allocations. The Certificate Schedule shows whether the Fixed Account is available under the Certificate.

FIXED ACCOUNT VALUE: The value of all Fixed Account amounts accumulated under this Certificate prior to the Income Date.

FIXED  ALLOCATION:    An  amount allocated to the Fixed Account that is
credited with a Guaranteed Interest Rate for a specified Guarantee Period.

FIXED  ANNUITY:    An  annuity with a series of payments made during the
Annuity Period which are guaranteed as to dollar amount by  Us.

GENERAL  ACCOUNT:    Our  general  investment  account which contains all of
Our assets except those in the Variable Account and Our other separate accounts.

GROUP  CONTRACT  OWNER:    The  person  or entity to which the Group Contract
is issued.

GUARANTEED  INTEREST  RATE:    The  effective annual interest rate which We
will credit for a specified Guarantee Period.

GUARANTEE PERIOD: The period of year(s) a rate of interest is guaranteed to be credited within the Fixed Account.

DVA(1)/CERT                                                                4

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INCOME  DATE:    The  date  on which Annuity Payments begin.  The Income Date is shown on the Certificate Schedule.

IN FORCE: The status of a Certificate before the Income Date so long as it has not been totally surrendered and there has not been a death of a Certificate Owner or Joint Certificate Owner that will cause the Certificate to end within five years of the date of death.

OFFICE:  Our executive office shown on the Certificate Schedule.

PERSON:    A  human  being,  trust, corporation, or any other legally recognized entity.

PORTFOLIO:    A  series  of  an  Eligible  Fund which constitutes a separate and distinct class of shares.

PURCHASE  PAYMENT:    A payment made by or on behalf of a Certificate Owner
with respect to a Certificate.

SUB-ACCOUNT:   Variable Account assets are divided into Sub-accounts.  Assets of each Sub-account will be invested in shares of a Portfolio of an Eligible Fund, or directly in portfolio securities.

VALUATION  DATE:   Each day on which We and the New York Stock Exchange
("NYSE") are  open  for  business,  or  any  other  day  that the Securities
and Exchange Commission   requires  that  mutual  funds,  unit  investment
trusts  or  other investment portfolios be valued.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT:  Our Variable Account(s) shown on the Certificate Schedule.

VARIABLE  ANNUITY:    An annuity with payments which vary as to dollar amount
in relation to the investment performance of specified Sub-accounts of the Variable Account.

WE, US, OUR:  Keyport Life Insurance Company.

WRITTEN  REQUEST:    A  request  in  writing, in a form satisfactory to  Us,
and received by Us at Our Office.

YOU, YOUR:  The Certificate Owner and any Joint Certificate Owners.


DVA(1)/CERT                                                                  5

                               GENERAL PROVISIONS

PURCHASE PAYMENTS

The initial Purchase Payment is due on the Certificate Date. It must be paid at Our Office in United States currency. Coverage under a Certificate does not take effect until We have accepted the initial Purchase Payment during Your lifetime. Each Purchase Payment after the Certificate Date must be at least the amount shown on the Certificate Schedule. Provided the Certificate Value under a Certificate does not go to zero, a Certificate will stay in force until the Income Date even if You make no payments after the initial one. We reserve the right to reject any subsequent Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS

Your initial Purchase Payment is allocated to the Sub-accounts of the Variable Account, and to the Fixed Account if available, in accordance with the selections made by You at the Certificate Date. Unless otherwise changed by You, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of Purchase Payments is subject to the terms and conditions imposed by Us. We reserve the right to allocate initial Purchase Payments to the Money Market Sub-account until the expiration of the Right to Examine Certificate period set forth on the first page of the Certificate.

THE CONTRACT

The Group Contract, including the application, if any, and any attached rider or endorsement constitute the entire contract between the Group Contract
Owner and Us.    All statements made by the Group Contract Owner, any
Certificate Owner or any Annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Group Contract Owner or in a written instrument signed by the Certificate Owner, a copy of which has been furnished to the Certificate Owner, the Beneficiary or to the Group Contract Owner.

Only Our President or Secretary may agree to change any of the terms of the Group Contract. Any changes must be in writing. Any change to the terms of a Certificate must be in writing and with Your consent, unless provided otherwise by the Group Contract and the Certificate.

To assure that the Group Contract and the Certificate will maintain their status as a variable annuity under the Internal Revenue Code, We reserve the right to change the Group Contract and any Certificate issued thereunder to comply with future changes in the Internal Revenue Code, any regulations or rulings issued thereunder, and any requirements otherwise
imposed  by the Internal Revenue Service.    The  Group Contract Owner and
the affected Certificate Owner will be sent a copy of any such amendment.

DVA(1)/CERT                                                                  6

We reserve the right, subject to compliance with the law as currently applicable or subsequently changed, to: (a) operate the Variable
Account in any form permitted  under  the  Investment  Company   Act of 1940,
as amended, (the "1940 Act"), or in any other form permitted by law; (b) take any action necessary to comply with or obtain and continue any exemptions from the 1940 Act, or to comply with any other applicable law; (c) transfer any assets in any Sub-account to another Sub-account, or to one or more separate investment accounts, or the General Account; or to add, combine or remove Sub-accounts in the Variable Account; and (d) change the way We assess charges, so long as We do not increase the aggregate amount beyond that currently charged to the Variable Account and the Eligible Funds in connection with this Certificate. If the shares of any of the Eligible Funds should become unavailable for investment by the Variable Account or if in Our judgment further investment in such Portfolio shares should become inappropriate in view of the purpose of the Certificate, We may add or substitute shares of another mutual fund for the Portfolio shares
already purchased  under  the  Certificate.   No substitution of Portfolio
shares in any Sub-account may take place without prior approval of the Securities and Exchange Commission and notice to the affected Certificate Owners, to the extent required by the 1940 Act.

CERTIFICATE OWNER

You are the Certificate Owner of this Certificate. You have all rights and may receive all benefits under a Certificate. A Certificate Owner is the person designated as such on the Certificate Date, unless changed. You may exercise all rights of this Certificate while it is In Force, subject to the rights of (a) any assignee under an assignment filed with Us, and
(b) any irrevocably named Beneficiary.

JOINT CERTIFICATE OWNER

A Certificate can be owned by Joint Certificate Owners. Upon the death of any Certificate Owner or Joint Certificate Owner, the surviving owner(s) will be the primary Beneficiary(ies). Any other beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request filed with Us.

ANNUITANT

The  Annuitant  is  the  person  on  whose life Annuity Payments are based.
The Annuitant  is  the  person  designated  by   You at the Certificate Date,
unless changed prior to the Income Date. Any change of Annuitant is subject to Our underwriting rules then in effect. The Annuitant may not be changed in a Certificate which is owned by a non-natural person.
You may name a Contingent Annuitant.  The Contingent Annuitant becomes the
Annuitant if the Annuitant dies while  this  Certificate  is In Force.   If
the Annuitant dies and no Contingent Annuitant has been named, We will allow You sixty days to designate someone other than Yourself as Annuitant. You will be the Contingent Annuitant unless You name someone else. If the Certificate is owned by a non-natural person, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

DVA(1)/CERT                                                                  7

BENEFICIARY

The Beneficiary is the person who controls the Certificate if any Certificate Owner dies prior to the Income Date. If the Certificate is owned by Joint Certificate Owners, upon the death of any Certificate Owner or Joint Certificate Owner, the surviving owner(s) will become the primary Beneficiary. Any other beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request filed with Us. If You name more than one Person as Primary Beneficiary or as Contingent Beneficiary, and do not state otherwise on an application or in a Written Request to Us, any non-survivors will not receive a benefit. The survivors will receive equal shares. Subject to the rights of any irrevocable Beneficiary(ies), You may change primary or contingent Beneficiary(ies). A change must be made by Written Request and will be
effective  as  of  the  date the Written Request is signed.   We will not be
liable for any payment We make or action We take before We receive the Written Request.

GROUP CONTRACT OWNER

The Group Contract Owner has title to the Group Contract. The Group Contract and any amount accumulated under any Certificate are not subject to the claims of the Group Contract Owner or any of its creditors. The Group
Contract Owner may  transfer  ownership  of  this  Group  Contract.   Any
transfer of ownership terminates the interest of any existing Group Contract Owner. It does not change the rights of any Certificate Owner.

CHANGE OF CERTIFICATE OWNER, BENEFICIARY OR CONTINGENT ANNUITANT

While  this  Certificate  is  In  Force,  You  may by Written Request change
the primary   Certificate  Owner,  Joint  Certificate  Owner,  primary
Beneficiary, Contingent  Beneficiary,  Contingent  Annuitant,  or  in
certain instances, the Annuitant.    An  irrevocably  named Person may be
changed only with the written consent of such Person. The change will be effective, following Our receipt of the Written Request, as of the date the Written Request is signed. The change will not affect any payments We make or actions We take prior to the time We receive the Written Request.

ASSIGNMENT OF THE CERTIFICATE

You may assign this Certificate at any time while it is In Force. The assignment must be in writing and a copy must be filed at Our Office. Your rights and those of any revocably named Person will be
 subject  to the assignment.    An  assignment will not affect any payments
We make or actions We take before We receive the assignment. We are not responsible for the validity of any assignment.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant or any payee has been misstated, We will compute the amount payable based on the correct age and sex. If Annuity Payments have

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begun,  any  underpayment(s) that have been made will be paid in full with the next Annuity Payment. Any overpayment, unless repaid to Us in one sum, will be deducted from future Annuity Payments otherwise due until We are repaid in full.

NON-PARTICIPATING

This Certificate does not participate in Our divisible surplus.

EVIDENCE OF DEATH, AGE, SEX OR SURVIVAL

If a Certificate provision relates to the death of a natural Person, We will require proof of death before We will act under that provision. Proof of death shall be: (a) a certified death certificate; or (b) a certified decree of a court of competent jurisdiction as to the finding of death; or (c) a written statement by a medical doctor who attended the deceased; or (d) any other document constituting due proof of death under applicable state law. If Our action under a Certificate provision is based on the age, sex, or survival of any Person, We may require evidence of the particular fact before We act under that provision.

PROTECTION OF PROCEEDS

No Beneficiary or payee may commute or assign any payments under a
Certificate before  they  are  due.    To  the extent permitted by law, no
payments shall be subject to the debts of any Beneficiary or payee or to any judicial process for payment of those debts.

REPORTS

We will send Certificate Owners a report that shows the Certificate Value at least once each Certificate Year. We will send any other reports that may be required by law.

TAXES

Any taxes paid to any governmental entity relating to a Certificate will be deducted from the Purchase Payments or Certificate Value. We may, in Our sole discretion, delay the deduction until a later date. By not deducting tax payments at the time of Our payment, We do not waive any right We may have to deduct amounts at a later date. We will, in Our sole discretion, determine when taxes relate to a Certificate or to the operation of the Variable Account. We reserve the right to establish a provision for federal income taxes if We determine, in Our sole discretion, that We will incur a tax as a result of the operation of the Variable Account. Such a provision will be reflected in the Accumulation
and  Annuity  Unit  Values.    We will deduct for any income taxes incurred
by Us as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. We will deduct from any payment under this Certificate any withholding taxes required by applicable law.

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REGULATORY REQUIREMENTS

All values payable under a Certificate will not be less than the minimum benefits required by the laws and regulations of the states in which the Certificate is delivered.

SUSPENSION OR DEFERRAL OF PAYMENTS

We reserve the right to suspend or postpone payments for a withdrawal, transfer, surrender or death benefit for any period when:

        (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or

        (2)  trading on the New York Stock Exchange is restricted;  or

        (3) an emergency exists as a result of which valuation or disposal of the assets and securities of the Variable Account is not reasonably practicable; or

        (4)  the   Securities   and   Exchange   Commission,   by   order   or
             pronouncement,  so  permits  for  the  protection  of Certificate
             Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission govern as to whether the conditions described in (2) and (3) above exist.

We reserve the right to delay payment of amounts allocated to the Fixed Account for up to six months.

                           VARIABLE ACCOUNT PROVISIONS

THE VARIABLE ACCOUNT

The Variable Account(s) is designated on the Certificate Schedule and consists of assets set aside by Us, which are kept separate from Our
general assets and all  other  variable  account  assets  We  maintain.    We
own the assets of the Variable Account. Variable Account assets equal to reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct. We may transfer to Our General Account assets which exceed the reserves and other liabilities of the Variable Account. Income and realized and unrealized gains or losses from assets in the Variable Account are credited to or charged against the account without regard to other income, gains or losses in Our other investment accounts.

The Variable Account assets are divided into Sub-accounts. The Sub-accounts which are available under the Certificate are shown on the Certificate Schedule. The assets of the Sub-accounts of the unit investment trust variable separate account are allocated to the Eligible Fund(s) and the Portfolio(s), if applicable, within an Eligible

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Fund shown on the Certificate Schedule.  The assets  of the Sub-accounts of the investment company variable separate account, if applicable, are invested in portfolios of securities designed to meet the objectives of the Sub-Account shown on the Certificate Schedule. We may, from time to time, add additional Sub-accounts, Eligible Funds or Portfolios to those shown on the Certificate Schedule. You may be permitted to transfer Certificate Values or allocate Purchase Payments to the additional Sub-Accounts, Eligible Funds or Portfolios. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by Us.

We also have the right to eliminate Sub-accounts from the Variable Account, to combine two or more Sub-accounts or to substitute a new Portfolio for the Portfolio in which a Sub-account invests. A substitution may become necessary if, in Our discretion, a Portfolio or Sub-account no longer suits the purposes of the Group Contract. This may happen: due to a change in laws or regulations or a change in a Portfolio's investment objectives or restrictions; because the Portfolio or Sub-account is no
longer available for investment; or for some other reason.   We will obtain
any prior approvals that may be required from the insurance department of Our state of domicile, and from the SEC or any other governmental entity before making such a substitution.

When permitted by law, We reserve the right to:

          (1)  Deregister a Variable Account under the 1940 Act;
          (2) Operate a Variable Account as a management company under the 1940 Act, if it is operating as a unit investment trust;
          (3) Operate a Variable Account as a unit investment trust under the 1940 Act, if it is operating as a management company;
          (4)  Restrict or eliminate any voting rights as to the account;
          (5)  Combine the Variable Account with any other variable account.

  VALUATION OF ASSETS

The assets of the Variable Account are valued at their fair market value in accordance with Our procedures.

ACCUMULATION UNITS

Your Variable Account value will fluctuate in accordance with the investment results of the Sub-accounts to which You have allocated Your Purchase Payments or Certificate Value. In order to determine how these fluctuations affect Your Certificate Value, We use an Accumulation Unit value. Accumulation Units are used to account for all amounts allocated to or withdrawn from the Sub-accounts of the Variable Account as a result of
Purchase Payments, partial withdrawals, transfers,  or    charges deducted
from the Certificate Value. We determine the number of Accumulation Units of a Sub-account purchased or cancelled by dividing the amount allocated to, or withdrawn from, the Sub-account by the dollar value of one Accumulation
Unit  of  the


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Sub-account as of the end of the Valuation Period during which We receive the request for the transaction.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-account was initially set at $10. Subsequent Accumulation Unit Values for each Sub-account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by a net investment factor for the Sub-account for the current period. This factor may be greater or less than 1.0; therefore, the Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

We calculate the net investment factor for each Sub-account investing in shares of mutual funds by dividing (a) by (b) and then subtracting (c) where:

      (a) is equal to:
            (i) the net asset value per share of the Portfolio in which the Sub-account invests at the end of the Valuation Period; plus
           (ii) any dividend per share declared for the Portfolio that has an ex-dividend date within the current Valuation Period.

      (b) is the net asset value per share of the Portfolio at the end of the preceding Valuation Period.

      (c)  is equal to:

            (i) the sum of each Valuation Period equivalent of the annual rate for the Mortality and Expense Risk Charge, for the Administrative Charge, and for the Distribution Charge, if any, which are shown on the Certificate Schedule; plus

           (ii) a charge factor, if any, for any tax provision established by Us a result of the operation of the Sub-account.

We calculate the net investment factor for each Sub-account investing directly in securities with the same formula, except:

      (a)  is equal to:
            (i) the value of the assets in the Sub-account at the end of the preceding Valuation Period; plus
           (ii) any investment income and capital gains, realized or unrealized, credited to the assets during the current Valuation Period; less
          (iii) any capital losses, realized or unrealized, charged against the assets during the current Valuation Period;
                 less
           (iv) all operating and investment expenses relating to the assets that are incurred during the current Valuation Period.

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      (b)  is  the  value of the assets in the Sub-account at the end of the preceding Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period We deduct a Mortality and Expense Risk Charge from each Sub-account of the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates Us for assuming the mortality and expense risks with respect to the Certificates We issue. We guarantee the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.

ADMINISTRATIVE CHARGE

Each  Valuation  Period  We  deduct  an  Administrative Charge from the
Variable Account  which  is  equal,  on  an  annual  basis,  to  the  amount
shown on the Certificate  Schedule.    The Administrative Charge compensates
Us for the costs associated with administration of the Variable Account and the Certificates We issue.

DISTRIBUTION CHARGE

Each Valuation Period We deduct a Distribution Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Distribution Charge compensates Us for the costs associated with the distribution of the Certificates We issue.


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CERTIFICATE MAINTENANCE CHARGE

We deduct a Certificate Maintenance Charge from the Certificate Value by cancelling Accumulation Units from each applicable Sub-account to reimburse Us for expenses relating to the maintenance of the Certificate.
We will deduct the Certificate Maintenance Charge from the Sub-accounts of the Variable Account in the same proportion that the amount of Certificate Value in each Sub-account bears to the Certificate Value. The Certificate Maintenance Charge is shown on the Certificate Schedule. The Certificate Maintenance Charge will be deducted f r om the Certificate Value on each Certificate Anniversary during the Accumulation Period.

If a total surrender is made on a date other than a Certificate Anniversary, the Certificate Maintenance Charge will be deducted at the time of surrender.

During the Annuity Period, the Certificate Maintenance Charge will be deducted on a pro-rata basis from each Annuity Payment.

                                 TRANSFERS

Subject to any limitation We impose on the number of transfers permitted in a Certificate Year, You may transfer all or part of Your Certificate Value among the Sub-accounts and the Fixed Account, if any, by Written Request or by telephone without the imposition of any fees or charges. Transfers among the Sub-accounts and the Fixed Account are permitted only during the Accumulation Period. The number of permitted transfers, and the charge for transfers in excess of that number, are shown on the Certificate Schedule. All transfers are subject to the following:

       (1) If more than the number of free transfers, shown on the Certificate Schedule, are made in a Certificate Year, We will deduct a transfer charge, shown on the Certificate Schedule, for each subsequent transfer. The transfer fee will be deducted from the Sub-account from which the transfer is made. However, if You transfer Your entire interest in a Sub-account, the transfer fee will be deducted from the amount transferred. If You make a transfer from more than one Sub-account, any transfer fee will be allocated pro-rata among such Sub-accounts in proportion to the amount transferred from each.

       (2) During the Annuity Period, transfers of values between Sub-accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units in the Sub-account to which a transfer is made, so that the next Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

       (3)  The  minimum  amount  which  can  be  transferred is shown on the
Certificate  Schedule.    The  minimum amount which must remain in a
Sub-account after a transfer is shown on the Certificate Schedule.

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       (4)  If  100%  of  the value of any Sub-account is transferred and the current allocation for Purchase Payments includes that Sub-account, the allocation for future Purchase Payments will change to reflect Your allocation of Certificate Value following the transfer.

       (5) We reserve the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privileges described above.

We will not be liable for transfers made in accordance with Your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period in which We receive the request for transfer.

                     PARTIAL WITHDRAWALS AND TOTAL SURRENDER

PARTIAL WITHDRAWALS

During the Accumulation Period while the Certificate is In Force, You may, upon Written Request, make a partial withdrawal, subject to the provisions and limitations shown on the Certificate Schedule. For purposes of determining whether a surrender charge is applicable to Your partial withdrawal:

          (1) Your partial withdrawal will first be taken from the portion of Your Certificate Value which is in excess of Your Purchase Payments, and then from Your Purchase Payments; and

          (2) We will allocate partial withdrawals to Purchase Payments in the order in which the Purchase Payments were made, starting with the first.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-account in the ratio that Your interest in the Sub-account bears to Your Certificate Value in all the Sub-accounts. You must specify by Written Request in advance if You want Accumulation Units to be cancelled in a manner other than the method described above. If there is no value or insufficient value in the Variable Account, then the amount withdrawn, or the insufficient portion, will be deducted from the
Fixed  Account.    If You have multiple Guarantee  Periods,  We  will
deduct  such  amount from each Guarantee Period's values  in  the ratio that
each Period's values bears to the total Fixed Account Value.    You  must
specify  by Written Request in advance if You want multiple Guarantee
Periods  to  be  reduced  in a manner other than the method described above.

Each  partial withdrawal must be for an amount not less than the amount shown
on the  Certificate  Schedule.    The  Certificate  Value  which  must
remain in a Certificate is shown on the Certificate Schedule. The Certificate Schedule also shows any charge.

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TOTAL SURRENDER

During the Accumulation Period while the Certificate is In Force, You may, upon Written Request, make a total surrender of the Certificate Withdrawal Value. The Certificate Withdrawal Value is:

          (1)  the  Certificate  Value  as  of  the  end of the Valuation
               Period during which We receive a Written Request for a withdrawal or surrender; less

          (2)  any applicable taxes not previously deducted; less

          (3)  any Surrender Charge; less

          (4)  any Certificate Maintenance Charge.

We will pay the amount of any withdrawal or surrender within seven days unless the Suspension or Deferral of Payments Provision is in effect.

                                DEATH PROVISIONS

DEATH OF CERTIFICATE OWNER

These provisions apply if, during the Accumulation Period while the Certificate is In Force, the Certificate Owner or any Joint Certificate Owner dies (whether or not the decedent is also the Annuitant) or the Annuitant dies under a Certificate owned by a non-natural Person. The "designated beneficiary" will control the Certificate after such a death. This "designated beneficiary" will be the first Person among the following who is alive on the date of death: Certificate Owner; Joint Certificate Owner; primary Beneficiary; Contingent Beneficiary; and Certificate Owner's estate. If the Certificate Owner and Joint Certificate Owner are both alive, they shall be the "designated beneficiary" together.

IF THE  DECEDENT'S  SURVIVING  SPOUSE  (IF  ANY)  IS  THE  SOLE  "DESIGNATED
BENEFICIARY", the surviving spouse will automatically become the new sole Certificate Owner as of the date of the death. And, if the Annuitant is the decedent, the new Annuitant will be any living Contingent
Annuitant, otherwise the  surviving  spouse.    The Certificate may stay in
force until another death occurs (i.e., until the death of the Certificate Owner or Joint Certificate Owner). Except for this paragraph, all of "Death Provisions" will apply to that subsequent death.

IN ALL OTHER CASES, the Certificate may stay in force up to five years from the date of death. During this period, the "designated beneficiary" may exercise all ownership rights, including the right to make transfers or partial withdrawals or the right to surrender the Certificate for its Certificate Withdrawal Value. If this Certificate is still in force at the end of the five-year period, We will automatically end it then by paying

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to the "designated beneficiary" the Certificate  Withdrawal  Value without
the deduction of any applicable surrender charges.    If  the  "designated
beneficiary" is not alive then, We will pay any Person(s) named by the "designated beneficiary" in a Written Request; otherwise the "designated beneficiary's" estate.

DEATH OF ANNUITANT

These provisions apply if during the Accumulation Period while the Certificate is In Force, (a) the Annuitant dies, (b) the Annuitant is not an Owner, and (c) the Owner is a natural person. The Certificate will continue
In Force after the Annuitant's  death.   The new Annuitant will be any living
Contingent Annuitant, otherwise the Certificate Owner.

PAYMENT OF BENEFITS

Instead of receiving a lump sum, You or any "designated beneficiary" may by Written Request direct that We pay any benefit of $5,000 or more under an Annuity Option that meets the following: (a) the first payment to the "designated beneficiary" must be made no later than one year after the date of death; (b) payments must be made over the life of the "designated beneficiary" or over a period not extending beyond that person's life expectancy; and (c) any Annuity Option that provides for payments to continue after the death of the "designated beneficiary" will not allow the successor payee to extend the period of time over which the remaining payments are to be made.

                               ANNUITY PROVISIONS

GENERAL

If the Certificate is In Force on the Income Date, the Adjusted Certificate Value will be applied under the Annuity Option selected by You. Annuity Payments may be made on a fixed or variable basis or both.

INCOME DATE

The  Income  Date  may  be  selected  by  You.    It is shown on the
Certificate Schedule.    The  Income  Date  can  be  any time after the
Certificate Date for variable payments and any time after the first
Certificate Anniversary for fixed payments.    The  Income  Date  may  not
be  later than the earlier of when the Annuitant  reaches  attained  age  90 or that required under state law. If no Income Date is selected, it will be the earlier of when the Annuitant reaches attained age 90 or the maximum date permitted under state law, if any.

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Prior  to  the  Income  Date, You may change the Income Date by Written
Request. Any change must be requested at least 30 days prior to the new Income Date.

SELECTION OF AN ANNUITY OPTION

An  Annuity  Option  may  be selected by You.  If no Annuity Option is
selected, Option  B  will  automatically  be  applied.   Prior to the Income
Date, You may change the Annuity Option selected by Written Request. Any change must be requested at least 30 days prior to the Income Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS

Annuity Payments are paid in monthly installments unless quarterly, semi-annual or annual payments are chosen. The Adjusted Certificate Value is applied to the Annuity Table for the Annuity Option selected. If the Adjusted Certificate Value to be applied under an Annuity Option is less than $5,000, We reserve the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or becomes less than $100, We will reduce the frequency of payments to a longer interval which will result in each payment being at least $100.

ANNUITY OPTIONS

The following Annuity Options or any other Annuity Option acceptable to Us may be selected:

          OPTION A. ANNUITY FOR A FIXED NUMBER OF YEARS: Annuity Payments for a chosen number of years, not less than 5. If the payee dies during the payment period and the Beneficiary does not desire payments to continue for the remainder of the period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum. During the payment period of a Variable Annuity, the payee may elect by Written Request to receive the following amount: (a) the present value of the remaining payments commuted; less (b) any surrender charge that may be due by treating the value defined in (a) as a surrender. Instead of receiving a lump sum, the payee may elect another Annuity Option. The amount applied to that Option would not be reduced by the charge defined in (b).

          OPTION  B.  LIFE  ANNUITY  WITH  PERIOD  CERTAIN  OF 10 YEARS: Annuity
          Payments during the lifetime of the payee and in any event for 10 years certain. If the payee dies during the guaranteed payment period and the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed payments remaining commuted and paid in a lump sum.

          OPTION C. JOINT AND SURVIVOR ANNUITY: Annuity Payments payable during the joint lifetime of the payee and a designated second natural person and then during the lifetime of the survivor.

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Unless the Annuity Option provides for commutation by the payee, a payee may not withdraw or otherwise end an Annuity Option after it begins. Payments will end upon the payee's death unless the Annuity Option provides for payments continuing to a successor payee. No successor payee may extend the period of time over which the remaining payments are to be made.

ANNUITY

If You select a Fixed Annuity, the Adjusted Certificate Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If You select a Variable Annuity, the Adjusted Certificate Value will be allocated to the Sub-accounts of the Separate Account in accordance with the selection You make, and the Annuity will be paid as a Variable Annuity. You can also select a combination of a Fixed and Variable Annuity and the Adjusted Certificate Value will be allocated accordingly. If You don't select between a Fixed Annuity and a Variable Annuity, any Adjusted Certificate Value in the Variable Account will be applied to a Variable Annuity and any Adjusted Certificate Value in the Fixed Account will be applied to a Fixed Annuity.

The Adjusted Certificate Value will be applied to the applicable Annuity Table contained in the Certificate based upon the Annuity Option You select. If, as of the Income Date, the current Annuity Option rates applicable to the class of Certificates issued under the Group Contract provide an initial Annuity Payment greater than the initial Annuity Payment guaranteed under the applicable Annuity Table in the Certificate, the greater payment will be made.

FIXED ANNUITY

The minimum dollar amount of each Fixed Annuity Payment for each $1,000 of Adjusted Certificate Value is shown in the Annuity Tables. After the initial Fixed Annuity payment, the payments will not change regardless of investment, mortality or expense experience.

VARIABLE ANNUITY

Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Certificate Value to the Sub-accounts during the Annuity Period. Variable Annuity payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity payment for each $1,000 of Adjusted Certificate Value is shown in the Annuity Tables. The dollar amount of Variable Annuity payments for each applicable Sub-account after the first Variable Annuity Payment is determined as follows:

          (1) the dollar amount of the first Variable Annuity payment is divided by the value of an Annuity Unit for each applicable Sub-account as of the Income Date. This sets the number of Annuity Units for each monthly

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


               payment for the applicable Sub-account. The number of Annuity Units for each applicable Sub-account remains fixed during the Annuity Period;

          (2) the fixed number of Annuity Units per payment in each Sub-account is multiplied by the Annuity Unit Value for that Sub-account for the Valuation Period for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-account.

The total dollar amount of each Variable Annuity payment is the sum of all Sub-account Variable Annuity payments reduced by the applicable portion of the Certificate Maintenance Charge.

ANNUITY UNIT

The value of any Annuity Unit for each Sub-Account of the Separate Account was initially set at $10.

The Sub-account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

          (1) the net investment factor calculated as set forth on pages 11-12 (but without the Distribution Charge, if any) for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-account for the immediately preceding Valuation Period.

          (2) the result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Valuation Period equivalent of the Assumed Investment Rate for the number of days in the current Valuation Period. The Assumed Investment Rate is equal to 6% per year.
The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

USING THE TABLES

Tables 2, 3, 5, and 6 are age-dependent. The amount of the first annuity payment will be based on an age a specified number of years younger than the person's then-attained age (i.e., age last birthday). This age setback is as follows:
             DATE OF FIRST PAYMENT                 AGE SETBACK

                   1996-1999                         1 year

                   2000-2009                         2 years

                   2010-2019                         4 years

                   2020-2029                         5 years

                 2030 or later                       6 years

We will calculate the amount for a payment frequency other than monthly and for any ages not shown in Tables 2, 3, 5, and 6 in accordance with the next section. Upon request, We will tell You any such amount.


DVA(1)/CERT                                                                 20

BASIS OF CALCULATION

Tables 1 and 4 are based on interest at 6% and 3%, respectively. Tables 2, 3, 5, and 6 are based on the 1983 Individual Annuity Valuation Tables, weighted 40% male and 60% female, with interest at 6% (Tables 2 and 3) and 3% (Tables 5 and 6), projected dynamically with Projection Scale G.


          TABLE 1: FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION A
                         FOR EACH $1,000 APPLIED


   YEARS PAYMENT    YEARS    PAYMENT   YEARS     PAYMENT   YEARS     PAYMENT

      5  $19.17       12       $9.63     19        $7.24      25       $6.32
      6   16.42       13        9.12     20          .04      26         .21
      7   14.46       14        8.69     21          .86      27         .11
      8   13.00       15        8.31     22          .70      28         .02
      9   11.87       16        7.99     23          .56      29         .94
      10  10.97       17        7.71     24          .43      30         .87
      11  10.24       18        7.46

          TABLE 2: FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION B
                           FOR EACH $1,000 APPLIED

   AGE PAYMENT   AGE  PAYMENT    AGE  PAYMENT    AGE PAYMENT     AGE    PAYMENT

    30  $5.09     43    $5.40     56    $6.06     69   $7.47       82     $9.72
    31   5.11     44     5.44     57     6.13     70    7.63       83       .87
    32   5.13     45     5.47     58     6.21     71    7.79       84       .02
    33   5.14     46     5.51     59     6.30     72    7.95       85       .15
    34   5.16     47     5.55     60     6.39     73    8.12       86       .27
    35   5.18     48     5.60     61     6.48     74    8.30       87       .38
    36   5.20     49     5.64     62     6.59     75    8.48       88       .48
    37   5.23     50     5.69     63     6.69     76    8.66       89       .57
    38   5.25     51     5.74     64     6.81     77    8.84       90       .65
    39   5.28     52     5.80     65     6.93     78    9.03       91       .72
    40   5.31     53     5.86     66     7.05     79    9.21       92       .77
    41   5.34     54     5.92     67     7.19     80    9.38       93       .82
    42   5.37     55     5.99     68     7.33     81    9.55       94       .86
                                                                   95     10.89


           TABLE 3:  FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION C
                               FOR EACH $1,000 APPLIED

                                 COMBINATION OF AGES

        30      35      40      45      50      55     60       65      70      75     80       85      90      95
30    $4.97   $4.99   $5.00   $5.02   $5.04   $5.05   $5.06   $5.07   $5.08   $5.09   $5.09   $5.09   $5.10   $5.10
35             5.01    5.04    5.07    5.09    5.11    5.13    5.15    5.16    5.17    5.18    5.18    5.19    5.19
40                     5.08    5.12    5.16    5.19    5.22    5.25    5.27    5.29    5.30    5.31    5.31    5.32
45                             5.18    5.23    5.29    5.34    5.38    5.41    5.44    5.46    5.48    5.49    5.49
50                                     5.32    5.40    5.47    5.54    5.60    5.64    5.68    5.70    5.72    5.72
55                                             5.51    5.62    5.73    5.85    5.90    5.96    6.00    6.02    6.04
60                                                     5.79    5.95    6.11    6.24    6.34    6.41    6.45    6.48
65                                                             6.20    6.44    6.66    6.84    6.97    7.05    7.10
70                                                                     6.80    7.15    7.47    7.71    7.87    7.97
75                                                                             7.69    8.22    8.66    8.99    9.20
80                                                                                     9.03    9.81   10.43   10.87
85                                                                                            11.02   12.11   12.98
90                                                                                                    13.82   15.34
95                                                                                                            17.66

DVA(1)/CERT                                                                 21

         TABLE 4: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION A
                            FOR EACH $1,000 APPLIED

    YEARS  PAYMENT    YEARS   PAYMENT  YEARS    PAYMENT   YEARS    PAYMENT

      5    $17.91      12      $8.24     19      $5.73      25      $4.71
      6     15.14      13       7.71     20       5.51      26       4.59
      7     13.16      14       7.26     21       5.32      27       4.47
      8     11.68      15       6.87     22       5.15      28       4.37
      9     10.53      16       6.53     23       4.99      29       4.27
      10     9.61      17       6.23     24       4.84      30       4.18
      11     8.86      18


         TABLE 5: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION B
                            FOR EACH $1,000 APPLIED


  AGE   PAYMENT   AGE   PAYMENT   AGE   PAYMENT  AGE   PAYMENT  AGE   PAYMENT

   30    $3.05     43    $3.46    56    $4.24     69    $5.79    82    $8.24
   31     3.07     44     3.50    57     4.32     70     5.96    83     8.41
   32     3.09     45     3.55    58     4.41     71     6.13    84     8.57
   33     3.12     46     3.60    59     4.51     72     6.31    85     8.72
   34     3.15     47     3.65    60     4.61     73     6.50    86     8.85
   35     3.18     48     3.70    61     4.71     74     6.69    87     8.97
   36     3.21     49     3.76    62     4.82     75     6.88    88     9.08
   37     3.24     50     3.82    63     4.94     76     7.08    89     9.18
   38     3.27     51     3.88    64     5.07     77     7.28    90     9.27
   39     3.31     52     3.94    65     5.20     78     7.48    91     9.34
   40     3.34     53     4.01    66     5.34     79     7.68    92     9.40
   41     3.38     54     4.08    67     5.48     80     7.87    93     9.46
   42     3.42     55     4.16    68     5.63     81     8.06    94     9.50
                                                                 95     9.53


         TABLE 6: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION C
                           FOR EACH $1,000 APPLIED

                             COMBINATION OF AGES

        30       35     40       45      50      55     60       65      70     75       80      85     90       95
  30   $2.88   $2.92   $2.95   $2.98   $3.00   $3.01   $3.02   $3.03   $3.04   $3.04   $3.04   $3.05   $3.05   $3.05
  35            2.97    3.02    3.06    3.09    3.12    3.14    3.15    3.16    3.17    3.17    3.18    3.18    3.18
  40                    3.09    3.15    3.20    3.24    3.27    3.30    3.32    3.33    3.34    3.34    3.34    3.35
  45                            3.24    3.31    3.38    3.44    3.48    3.51    3.53    3.54    3.55    3.56    3.56
  50                                    3.43    3.53    3.62    3.69    3.74    3.78    3.80    3.82    3.83    3.83
  55                                            3.68    3.81    3.93    4.02    4.09    4.13    4.16    4.18    4.19
  60                                                    4.01    4.19    4.35    4.47    4.56    4.61    4.65    4.66
  65                                                            4.47    4.73    4.94    5.11    5.21    5.28    5.32
  70                                                                    5.11    5.48    5.78    6.00    6.13    6.21
  75                                                                            6.04    6.57    6.99    7.28    7.46
  80                                                                                    7.40    8.16    8.75    9.15
  85                                                                                            9.38   10.46   11.29
  90                                                                                                   12.18   13.68
  95                                                                                                           16.02

DVA(1)/CERT                                                         22

                                         ENDORSEMENTS

                                  To be inserted only by Us









DVA(1)/CERT                                                         24

                                               KEYPORT
                                               LIFE INSURANCE COMPANY


                                               PROVIDENCE, RHODE ISLAND





                              VARIABLE ANNUITY CERTIFICATE
                               FLEXIBLE PURCHASE PAYMENTS
                                DEFERRED INCOME PAYMENTS
                            NONPARTICIPATING -- NO DIVIDENDS



DVA(1)/CERT                                                         25